INDEPENDENT AUDITORS' CONSENT

Oppenheimer International Bond Fund:

We  hereby  consent  to the  use  in  this  Post-Effective  Amendment  No.  3 to
Registration Statement No. 33-58383 of our report dated October 21, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
December 30, 1997